Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement on Form S-2 of our report dated March 3, 2005, except for Notes 12 and 16, as to which the date is June 15, 2005, relating to the financial statements and financial statement schedules of Pennichuck Corporation, which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 27, 2005